Exhibit 10.24

Advertising Sole Agency Agreement of Xinhua New Media Culture Communication Co., Ltd

Party A: Xinhua New Media Culture Communication Co., Ltd

Address: No. 57, West Street, Xuanwu Gate, Beijing

Tel: 010-88052874

Party B: Moxian Technologies (Beijing) Co., Ltd

Contact: Chen Lining

Address: Building 2, Floor 9, 2-22, No. 8, North Street, Chaoyang Gate, Beijing

Tel: 010-53322589

According to the friendly consultation and mutual benefit principle, in strict accordance with the requirements of classified ads, in order to promote the development and long-term cooperation as the goal, and in accordance with the《Contract Law of the People's Republic of China》, 《Advertising Law of the people's Republic of China》and the relevant laws and regulations, in the case that Party A hereby authorizes Party B to be the agent of the client industry advertising and creative activities in China, both Party A and Party B through consultation hereby agree upon, and shall be bound by, the following agreement:

I. Scope and Duration of Authorization

1. Party A hereby authorizes Party B to be the sole agent for the advertising and creative activities in the client game industry of the Xinhua News Agency, and to become the exclusive partner relationship. Party A shall issue a letter of authorization to Party B. Without Party A's written consent, Party B shall not delegate to the third party.

2. Party B shall enjoy the rights of Party A within the scope of authorization and cooperation, and undertake corresponding obligations, in strict accordance with the requirements of relevant laws and regulations, administrative rules and national policies, and engage in advertising agency work of Party A.

3. The scope of authorization includes the industry and its related enterprises, responsible for Xinhua News Agency client game channel operation (including game development, on-line, and maintenance) as well as in the industry and advertisements operation and marketing in the related industries.

4. Party A regards Party B as the exclusive agency of the industry, and effectively protects Party B's exclusive rights and interests. Party A should no longer sign the industry advertising agency agreement with any third party.

5. The exclusive agent range authorized by Party A does not include the advertising industry organized by local branch of Xinhua News Agency. Party A shall not use it as an excuse to reduce advertising agency task.

6. The duration of authorization is in line with the time of this Agreement.

II. Advertising Agency System and its Annual Income Requirement

1. Cooperation form: the cooperation between Party A and Party B adopts advertising agency system.

2. Way to accomplish the annual revenue: to implement through the form of advertising agency fees.

3. Duration of cooperation: the cooperation period is five years, from December 31, 2015 to December 31, 2020.

The gross agency fees charged for the first year is 6 million yuan, of which 3 million yuan is supposed to be paid before June 30th, 2016, and another 3 million yuan before December 25th, 2016. For the following years, the annual agency fees are charged 10 million yuan, of which 3 million yuan is supposed to be paid before June 30th of that year, and another 7 million yuan before December 25th 2016; it is to be paid until the termination of the agreement.

III. Scope and Authority of Advertisement:

1. According to Party A's authorization, the scope of advertising released by Party B is the Xinhua News Agency Client and the channels of advertising.

2. Party B shall carry out advertising agency in accordance with the provisions of Xinhua news agency client publication example’s price standard specified by Party A. As Party As exclusive industry agent, Party B enjoys 50% discount of publication example’s price standard. (Party A’s Xinhua News Agency Client publication example’s price standard can be attached as Annex I of the agreement.)

3. According to Party B's need for special VIP customers, Party A can give more preferential discount price.

IV. Advertising Requirements:

1. Party B shall, before signing a contract with customers, in consultation with Party A about the implementation of advertising position, releasing time and other matters in written form 7 days in advance and to make a confirmation of the advertising orders with Party A. The advertising agreement sent by Party B or confirmed by Party A or the orders fax shall be an annex to this agreement, which has legal effect.

2. When advertising releasing plan is confirmed, if due to reasons of Party B's customers who want to change the release plan, Party B shall give written notice to Party A at least 7 days in advance and after the consent of Party A, Party B can modify the broadcasting schedule. Party A shall have the right to change the broadcasting time and the advertisement position according to the advertisement releasing schedule.

3. Only if Party B pay the advertising fee to Party A in its designated bank account in accordance with this agreement, Party A shall release advertisements according to the agreement provided by Party B or advertising orders in Xinhua News Agency Client and in large creative activities.

4. Party B shall ensure that the advertising contents raised by contracted customers is comply with the requirements of relevant laws and regulations. Party B shall do a good job in the initial check of the advertising material with Party A.

V. Advertising Price Confirmation and Payment Form

1. Client advertising investment

(1) Advertising price: The advertisement releasing price provided by Party B to the customers shall be in accordance to publication example’s price standard of the Xinhua News Agency.

Party B confirms that the foreign advertising price shall not be lower than the price of half off. Party B shall not disrupt the normal advertising market of Party A. Party A shall have the right to change the advertisement price according to the market demand and operating conditions. If price adjustment is needed, Party A shall send notice to Party B about the price changes a month prior to the change and provide new publication example’s price standard (containing new price execution date). Party B should be carried out in accordance with the written confirmation of the updated price list.

(2) Payment form

During the validity of this agreement, Party B shall ensure that the amount of a single advertisement contract shall not be less than RMB 500 thousand yuan in the advertising revenue from the client side of the Xinhua News Agency. Party B shall issue to Party A the contract and invoice issued by Party A on each advertisement contract, and keep a copy for the record.

2. Advertising for creative activities

(1) Creative activities advertising investment prices: based on the Xinhua News Agency Client and advertising investment price of the creative activities, Party B implement according to sponsored program of relevant creative activities agreed by both Parties. (Note: if an amount is adjusted by one party, one shall notify the other party one month prior to the change of the amount and change the new price list, and Party B shall execute in accordance with the updated price list.)

(2) Payment form

During the validity of this agreement, advertising investment income in various creative activities held by Party A that Party B executes as an agent, shall not be less than 1 million yuan for the amount of the sponsorship contract for individual creative activities. Party B shall issue to Party A the contract signed by Party A and the invoice issued by Party A at each transaction, and keep a copy for the record.

VI. Payment Form, Payment Information and Payment Time

Payment form: Telegraphic transfer

Bank account: The Industrial and Commercial Bank

Account name: Xinhua New Media Culture Communication Co. Ltd.

Bank: Xuanwu Gate, Beijing sub-branch, ICBC

Account No.: 0200299809100010321

VII. Responsibilities and Obligations of Party A

1. Party A provides necessary support to Party B who is regarded as Xinhua News Agency Client industry exclusive advertising agency and assists Party B to do the advertising merchants and event planning. Special customers can give special preferential, which can help Party B to complete the task of annual advertising agency successfully.

2. Party A is responsible for final examination of Party B’s advertising content and check for the information about politics, facts and technology. Party A has the right to review the advertising contents and the form. Party A has the right to request Party B to make changes to the advertising contents and form of expression which do not conform to laws and regulations. Party A has the right to refuse to release before Party B makes amendment. The Advertisement Law stipulates that Party B must provide the relevant documents to Party A which provides proof to the advertisement publisher. Party A shall have the right to refuse to broadcast or modify the advertisement which does not meet the requirements of Party A.

3. Review of Party A for advertisement contents and form of Party B does not diminish Party B’s responsibility to bear the advertising the legitimacy and compliance, such as any loss suffered of Party A due to illegal advertising content or form provided by Party B or interests infringement of a third party (including but not limited to compensation, the administrative punishment), Party B shall compensate Party A for all the losses.

4. Party A shall arrange advertisement releasing materials in accordance with the advertisement order or creative activity agreement confirmed by both parties. Advertising content material which does not conform to the laws, regulations and national advertising review standards or brings adverse effects, Party A has the right to request Party B to modify or not to publish; the resulting costs shall be borne by Party B.

5. Party A shall, in accordance with the law, meet the requirements of Party B as far as possible. Party A shall issue advertisements according to Party B's requirements, according to the time and place, in accordance with the law, to meet the legitimate needs of Party B as far as possible, and provides help for both sides to cultivate brand advertisers.

6. Party A shall guarantee the quality of Party B's advertisement release. Party A shall make full use of its own technical advantages for Party B's customers to achieve newer, more advanced technical services, and provide relevant network production, technical support and network data.

7. Party B shall be entrusted to Party A with the advertisement issued by Party A. If Party B has no special requirements, Party A shall compensate Party B for the re-release of the advertisement. If Party B has special requirements for the wrong way of compensation, it shall be settled through negotiation between Party A and Party B. Advertisement monitoring is based on the screenshots on the same day the advertisements release by both parties for confirmation.

8. In order to facilitate Party B to better conduct advertising to promote advertising sales and game channel operators, Party A agrees Party B to reproduce and use news in Xinhua News Agency Client.

9. During the execution of the agreement, Party A shall provide written instructions to Party B in advance for the release of the position adjustment or other non-resistance events, and it shall be negotiated and settled by Party A and Party B.

VIII. Responsibilities and Obligations of Party B

1. As the game industry advertising sole agent of Party A, Party B should try to finish annual advertising revenue agent tasks, and to do research and development and trial operation as soon as possible. It shall be used as soon as possible into the Xinhua News Agency Client overall operating system if the trial operation works stably.

2. Party B is entitled to the relevant treatment as Party A is the game industry advertising exclusive agent, such as while getting 50% discount of advertisement publication example’s price standard, special customers can enjoy more preferential discount prices.

3. Party B may, at any time according to the needs ask supports from Party A in advertising and activities planning.

4. Party B shall provide the business license and tax registration certificate issued by the client's national laws and regulations, and cooperate with Party A to do the relevant verification work.

5. Industry advertisements made by Party B as an agent can be released at the end of the total end of the Xinhua News Agency Client. But the need to enter the total end of the ad scheduling can be preferred in this channel release.

6. Party B shall ensure that the contents of the advertisements and related games which are examined are not included or linked to the following categories:

①	Contents may be identified as libel, pornography, obscene or other prohibited by law;

②Any infringement of the intellectual property rights (including copyrights, patents, trademarks, trade secrets) or other relevant rights of the third party;

③	Contents violating any third party's public image or privacy;
④	Contents other laws are prohibited to be published.

7. Party B is responsible for providing customer advertising materials, and in strict accordance with the "Advertising Law" and other legal norms, to ensure that the issue of advertising in line with relevant laws and regulations and the requirements of the national advertising review standards. If advertisements released by Party A who is entrust by Party B has been accused of illegal or infringement, it shall be paid by Party B who is responsible for coordinate and solve, and take all responsibility for the resulting, for economic compensation to third parties, and it has nothing to do with Party A.

8. Party B shall, seven (7) days in advance of the advertisement release time agreed with the customer, send the advertisement order and the advertisement release material to the Party A, which can be used for audit and arrange the delivery. In accordance with the requirements of Party A's creative activities, the relevant cooperation agreement is signed, the request of the performance of the agreement and the advertising materials of the relevant customers are provided. If Party B is not in conformity with the advertisement delivery requirements of Party A, Party B shall, in accordance with the requirements of Party A, make changes or adjustments. If Party B causes delay in advertising, the advertising delivery period shall not be extended, resulting in all the responsibilities borne by Party B.

9. Party B should coordinate with Party A in the advertisement. Not by both parties agree, Party B's advertisers may not carry out any work which has nothing to do with the advertising activities in the name of Party A or Party B, nor let any other business or personal name, logo, production product names and symbols appear in both Party A and Party B of the media platform, creative activities site or creative activity materials.

10. In the period of validity of the agreement, if Party B has the following acts in violation of the relevant provisions of the Xinhua News Agency, Party A has the right to unilaterally terminate the agreement immediately.

①To carry out activities in the name of Xinhua News Agency or the new media center of Xinhua News Agency and its subordinate units;

②	To carry out the work in the name of Xinhua News Agency reporters or editors;
③	To carry out illegal activities with business card printed "Xinhua News Agency Reporter Editing";
④	To carry out the relevant activities without approval of the Xinhua News Agency's media center;
⑤	To carry out relevant activities across the industry out of the scope and authority of the agency.

11. In addition to both parties jointly held the business and creative activities, without authorization in written form by Party A, Party A's trademarks and logos shall not be used. The offender shall be investigated for legal responsibility.

12. Party B shall pay the cost of cooperative advertising in accordance with the terms of payment as stipulated in this agreement.

13. Party B shall bear all kinds of taxes and fees incurred by the agency fee income.

VIIII. Liability for Breach of Contract and Dispute Resolution

1. Any party in violation of this agreement the behavior of both default, the observant party is entitled to requirements be corrected. Within seven (7) days fails to make a correction, the observant party is entitled to lift the agreement after receipt of the notification of the observant party, and the defaulting party shall bear all the losses.

2. Party B is not in accordance with the agreement of the time to party a payment cooperative advertising costs, the day for each overdue (1) day, Party B should pay the unpaid expenses according to 0.1% Standard pay to Party A the overdue fine; overdue for more than 30 days, Party A shall have the right to unilaterally terminate the contract, Party B shall compensate Party A for all the losses.

3. If Party B in the performance of an agency business appear violates the contract (including not limited to signing with low price and conceal the signing of the agreement amount etc. ", Party B should pay party A the advertising and sponsorship fees 2 times the penalty due to breach of contract. Party A has the right to immediately stop Party B’s advertising sponsorship agency and the right to unilaterally terminate the agreement. Fees Party A has received will not be returned.

4. If contents released by Party B do not meet the requirements of any law, regulation, administrative rules and regulations, national policy, illegal or in violation of Party A on the advertising agency requirements or provisions, Party A according to Article 9 Clause 1 issuing a corrective notice within seven (7) days to correct, Party A has the right to immediately unilaterally terminate this agreement. Party B shall pay compensation to Party A if it causes losses to Party A (including not limited to compensation, administrative penalty, Party A's legal fees, etc.).

5. In case of force majeure event, neither party shall bear the liability for breach of contract, but one party shall immediately notify the other party of the event of force majeure, and take effective measures to prevent the losses from expanding. The two parties shall consult with the implementation of this Agreement as soon as possible.

6. Due to the performance of this agreement, the two parties shall be settled through friendly consultations. No one shall have the right to file a lawsuit against the people's Court of West Town District, Beijing, where Party A is located.

X. Confidentiality Clause

1. The parties shall ensure that the discussion, signing and executing in this agreement belonging to each other and the opening channels to obtain the documents and information, including commercial secrets, the company plans, operations, financial information, technical information, business information and other business secrets are confidential. The other party shall not disclose to any third party the full or partial contents of the trade secret without the consent of the original provider of the information and documents.

2. The parties shall not disclose the content and performance of this agreement to any third party in any form. If it results any loss or damage to the other party, the party who is in breach of the contract shall pay compensations to the other.

3. This confidentiality clause is valid for three years after the termination of this agreement.

XI. Other Terms

1. Parties hereto may revise or supplement through negotiation matters not mentioned herein. Both parties shall sign a written supplementary agreement, as the annex to this agreement.

2. This Agreement shall be in effect from December 31st, 2015 to December 31st, 2020.

3. This Agreement shall enter into force from the date of signature and seal by both parties, both parties shall abide by it and shall not breach of contract in any form.

4. This agreement shall be provided in duplicate, with each party holding two copies and the four copies having the same legal validity.

(The following is intentionally left blank.)

Party A: Xinhua New Media Culture Communication Co., Ltd.	Party B:

Commission representative (Signature):	Commission representative (Signature):

Seal (contract seal)	Seal (contract seal)

Date: Dec 31st, 2015	Date: Dec 31st, 2015